Registration Statement No. 33-51035


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                            POST-EFFECTIVE AMENDMENT NO. 2

                                          TO

                                       FORM S-8

                                REGISTRATION STATEMENT

                                        UNDER

                              THE SECURITIES ACT OF 1933



                                       GPU, INC.
                (Exact name of registrant as specified in its charter)

                                     Pennsylvania
                           (State or other jurisdiction of
                            incorporation or organization

                                     13-5516989
                                   (I.R.S. employer
                                 identification no.)

          100 Interpace Parkway, Parsippany, New Jersey     07054-1149
          (Address of principal executive offices)          (Zip code)

                                      GPU, INC.
                           AND SUBSIDIARY SYSTEM COMPANIES
                  EMPLOYEE SAVINGS PLAN FOR NONBARGAINING EMPLOYEES
                               (Full title of the plan)

                      T.G. Howson, Vice President and Treasurer
                                      GPU, Inc.
                                100 Interpace Parkway
                             Parsippany, New Jersey 07054
                       (Name and address of agent for service)

                                      (201) 263-6500
            (Telephone number, including area code, of agent for service)

                                      Copies to:

          Mary A. Nalewako, Secretary        Douglas E. Davidson, Esq.
          GPU, Inc.                          Berlack,  Israels  &  Liberman
          LLP
          100 Interpace Parkway              120 West 45th Street
          Parsippany, New Jersey 07054       New York, New York 10036
          (201) 263-6500                     (212) 704-0100





          Item 8.   Exhibits.

                    4(b)(i) Second Amendment to Trust Agreement for the GPU System Companies Master Savings Plan Trust dated as of September 1, 1995.



















































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                                      SIGNATURES


                    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany-Troy Hills, State of New Jersey on this 21st day of October, 1996.

                                        GPU, INC.



                                        By:            *

                                             J.R. Leva
                                             Chairman and Chief Executive
                                             Officer


                    Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.

                    Signature and Title                     Date



                         *                             October 21, 1996
          J.R. Leva, Chairman and Chief
          Executive Officer
          (Principal Executive Officer)



                         *                             October 21, 1996
          F. D. Hafer, President




                        *                              October 21, 1996
          J.G. Graham, Senior Vice President
          (Principal Financial Officer)



                         *                             October 21, 1996
          F.A. Donofrio, Vice President and
          Comptroller (Principal Accounting
          Officer)

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                         *                             October 21, 1996
          T.H. Black, Director




                         *                             October 21, 1996
          H.F. Henderson, Jr., Director



                         *                             October 21, 1996
          J.M. Pietruski, Director



                         *                             October 21, 1996
          C.A. Rein, Director



                         *                             October 21, 1996
          P.R. Roedel, Director



                         *                             October 21, 1996
          B. Townsend, Director



                         *                             October 21, 1996
          C.A.H. Trost, Director



                         *                             October 21, 1996
          P.K. Woolf, Director



          *By:
               T.G. Howson, Attorney-in-Fact









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